SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                -------------------------------------------------

                                    Form 8-K

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2003


                              OCEAN BIO-CHEM, INC.

               (Exact name of registrant as specified in charter)

          Florida                     2-70197                   59-1564329
       (State or other         (Commission File Number         (IRS Employer
         jurisdiction                                        Identification No.)
       of Incorporation)

           4041 S.W. 47 Avenue, Fort Lauderdale, Florida         33314
               (Address of principal executive office)         (Zip Code)

        Registrant's telephone number, including area code: 954/587-6280

Item 2.  Acquisition or Disposition of Assets

     On December 23, 2003, the Registrant executed a Letter of Intent to acquire the operating assets of Clear Cote Corporation ("Clear Cote") of St. Petersburg, Florida. Clear Cote has conducted operations as a privately owned manufacturer and distributor of polyester resins, epoxies and related products to the marine, automotive and home furnishings markets since 1988. The assets to be acquired are trade receivables, inventories, equipment, and intangibles including trade names, trademarks, formulations, customer list, etc. The contemplated purchase price will include a cash payment, assumption of certain trade payables, and issuance of two (2) notes; one guaranteed and one dependent on future profitability of the operation under the Registrant's control. The transaction is contingent upon the results of an Acquisition Review, approval of the Registrant's Board of Directors, obtaining acceptable bank financing, assignment to the Registrant of Clear Cote's current facility lease, and receipt of a favorable environmental study of the leased property. The parties anticipate satisfactory resolution of the foregoing matters and a closing in late January or early February, 2004.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                OCEAN BIO-CHEM, INC.

Date:    December 29, 2003                     By:     /s/ Peter G. Dornau
                                                       -------------------------
                                               Name:    Peter G. Dornau
                                               Title:   Chairman of the Board of
                                                          Directors and Chief
                                                          Executive Officer

Date:    December 29, 2003                     By:     /s/ Edward  Anchel
                                                       -------------------------
                                               Name:    Edward Anchel
                                               Title:   Chief Financial Officer